UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2023

KORTH DIRECT MORTGAGE INC.

(Exact name of registrant as specified in its charter)

Florida	000-1695962	27-0644172
(State or other Jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

135 San Lorenzo Avenue, Suite 600, Coral Gables, Florida 33133

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 567-3117

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Changes in Control of Registrant

On June 9, 2023, Holly MacDonald-Korth, Chief Executive Officer of Korth Direct Mortgage Inc. (the “Company”), purchased 1,100,000 shares of the common stock of the Company (the “Shares”) at a price of $3.00 per share, or an aggregate of $3,300,000 (the “Purchase Price”), from James W. Korth, the Company’s Chairman and former Chief Executive Officer. The Purchase Price is payable by a 5% ten year interest only note (the “Note”). Interest on the Note is payable monthly until the Note’s maturity, at which time the Note shall be paid in full. The Note is secured by a pledge of the Stock.

As a result of her purchase of the Shares Ms. MacDonald-Korth holds 45.8% of the Company’s common stock and is the Company’s largest shareholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2023	KORTH DIRECT MORTGAGE INC.

	By:	/s/ Holly C. MacDonald-Korth
Holly C. MacDonald-Korth
Chief Executive Officer